Exhibit 1

EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Date: November 15, 2021

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP

By: Arena Special Opportunities Partners (Onshore) GP, LLC, its General Partner

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND LP

By: Arena Special Opportunities Fund (Onshore) GP, LLC, its General Partner

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA INVESTORS LP

By: Arena Investors GP, LLC, its General Partner

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

Arena Special Opportunities Partners (Onshore) GP, LLC

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

Arena Special Opportunities FUND (Onshore) GP, LLC

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

Arena INVESTORS GP, LLC

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory